EXHIBIT 3.2
AMENDED AND RESTATED

BY-LAWS

OF

ANAREN, INC.

ARTICLE I - OFFICES

The office of the Corporation shall be located in the Town of DeWitt, County of Onondaga and State of New York. The Corporation may also maintain offices at such other places within or without the United States as the Board of Directors may, from time to time, determine.

ARTICLE II - MEETING OF SHAREHOLDERS

Section 1 - Annual Meetings:

The annual meeting of the shareholders of the Corporation shall be held each year during the month of October or November, for the purpose of electing directors and transacting such other business as may properly come before the meeting.

Section 2 - Special Meetings:

Special meetings of the shareholders may be called at any time by the Board of Directors or by the President, and shall be called by the President or the Secretary at the written request of the holders of twenty-five percent (25%) of the shares then outstanding and entitled to vote thereat, or as otherwise required under the provisions of the New York Business Corporation Law (the “Business Corporation Law”).

Section 3 - Place of Meetings:

All meetings of shareholders shall be held at the principal office of the Corporation, or at such other places within or without the State of New York, as shall be designated in the notices or waivers of notice of such meetings.

Section 4 - Notice of Meetings:

(a) Written notice of each meeting of shareholders, whether annual or special, stating the time when and place where it is to be held, shall be served either personally or by mail, not less than ten or more than sixty days before the meeting, upon each shareholder of record entitled to vote at such meeting, and to any other shareholder to whom the giving of notice may be required by law. Notice of a special meeting shall also state the purpose or purposes for which the meeting is called, and shall indicate that it is being issued by, or at the direction of, the person or persons calling the meeting. If, at any meeting, action is proposed to be taken that would, if taken, entitle shareholders to receive payment for their shares pursuant to the Business Corporation Law, the notice of such meeting shall include a statement of that purpose and to that effect. If mailed, such notice shall be directed to each such shareholder at his address, as it appears on the records of the shareholders of the Corporation, unless he shall have previously filed with the Secretary of the Corporation a written request that notices intended for him be mailed to some other address, in which case, it shall be mailed to the address designated in such request.

(b) Notice of any meeting need not be given to any shareholder who attends such meeting, in person or by proxy, or to any shareholder who, in person or by proxy, submits a signed waiver of notice either before or after such meeting. Notice of any adjourned meeting of shareholders need not be given, unless otherwise required by statute.

Section 5 - Quorum:

(a) Except as otherwise provided herein, or by statute, or in the Certificate of Incorporation (such Certificate and any amendments thereof being hereinafter collectively referred to as the “Certificate of Incorporation"), at all meetings of shareholders of the Corporation, the presence at the commencement of such meetings in person or by proxy of shareholders holding of record a majority of the total number of shares of the Corporation then issued and outstanding and entitled to vote, shall be necessary and sufficient to constitute a quorum for the transaction of any business. The withdrawal of any shareholder after the commencement of a meeting shall have no effect on the existence of a quorum, after a quorum has been established at such meeting.

(b) Despite the absence of a quorum at any annual or special meeting of shareholders, the shareholders, by a majority of the votes cast by the holders of shares entitled to vote thereon, may adjourn the meeting. At any such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called if a quorum had been present.

Section 6 - Voting:

(a) Except as otherwise provided by statute or by the Certificate of Incorporation, any corporate action, other than the election of directors, to be taken by vote of the shareholders shall be authorized by a majority of votes cast at a meeting of shareholders by the holders of shares entitled to vote thereon.

(b) Except as otherwise provided by statute or by the Certificate of Incorporation, at each meeting of shareholders, each holder of record of stock of the Corporation entitled to vote at the meeting shall be entitled to one vote for each share of stock registered in his name on the books of the Corporation.

(c) Each shareholder entitled to vote or to express consent or dissent without a meeting may do so by proxy using any means permitted by Section 609 of the Business Corporation Law. No proxy shall be valid after the expiration of eleven months from the date thereof, unless the person giving the proxy shall have specified therein the length of time it is to continue in force. The proxy shall be presented to the Secretary at the meeting.

(d) Any resolution in writing, signed by all of the shareholders entitled to vote thereon, shall be, and constitute action by such shareholders to the effect therein expressed, with the same force and effect as if the same had been duly passed by unanimous vote at a duly called meeting of shareholders.

ARTICLE III - BOARD OF DIRECTORS

Section 1 - Number, Election and Term of Office:
(a) The number of directors of the Corporation shall be set by the Board of Directors and, unless and until otherwise determined by vote of a majority of the entire Board of Directors, shall be not less than three (3) nor more than fifteen (15). Directors need not be shareholders of the Corporation.

(b) The Board of Directors shall be divided into three classes as nearly equal in number as possible. As set forth in Section 1 of Article II of these By-laws, and except as provided in Section 8 of this Article III, directors shall be elected by the shareholders at the annual meeting of shareholders. Initially, the directors of the first class shall serve for a term of one year; the directors of the second class for a term of two years; and the directors of the third class for a term of three years; and at each annual election the successors to the class of directors whose terms shall expire in that year shall be elected to hold office for a term of three years by a plurality of the votes cast at such meeting, so that the term of office of one class of directors shall expire in each year. When the number of directors is changed, any newly created directorships or any decrease in directorships shall be so apportioned among the classes so as to make all classes as nearly equal in number as possible. When the number of directors is increased by the Board of Directors and any newly created directorships are filled by the Board of Directors, there shall be no classification of the additional directors until the next annual meeting of shareholders.

Section 2 - Duties and Powers:

The Board of Directors shall be responsible for the control and management of the affairs, property and interests of the Corporation, and may exercise all powers of the Corporation, except as are in the Certificate of Incorporation or by statute expressly conferred upon or reserved to the shareholders.

Section 3 - Annual and Regular Meetings; Notice:

(a) A regular annual meeting of the Board of Directors shall be held immediately following the annual meeting of the shareholders, at the place of such annual meeting of shareholders.

(b) The Board of Directors, from time to time, may provide by resolution for the holding of other regular meetings of the Board of Directors, and may fix the time and place thereof.

(c) Notice of any regular meeting of the Board of Directors shall not be required to be given and, if given, need not specify the purpose of the meeting; provided, however, that in case the Board of Directors shall fix or change the time or place of any regular meeting, notice of such action shall be given to each director who shall not have been present at the meeting at which such action was taken within the time limited, and in the manner set forth in paragraph (b) of Section 4 of this Article III, with respect to special meetings, unless such notice shall be waived in the manner set forth in paragraph (c) of such Section 4.

Section 4 - Special Meetings; Notice:

(a) Special meetings of the Board of Directors shall be held whenever called by the President or by one of the directors, at such time and place as may be specified in the respective notices or waivers of notice thereof.

(b) Notice of special meetings shall be mailed directly to each director, addressed to him at his residence or usual place of business, at least two (2) days before the day on which the meeting is to be held, or shall be sent to him at such place by telegram, radio or cable, or shall be delivered to him personally or given to him orally, not later than the day before the day on which the meeting is to be held. A notice, or waiver of notice, except as required by Section 8 of this Article III, need not specify the purpose of the meeting.

(c) Notice of any special meeting shall not be required to be given to any director who shall attend such meeting without protesting prior thereto or at its commencement, the lack of notice to him, or who submits a signed waiver of notice, whether before or after the meeting.

Section 5 - Chairman:

At all meetings of the Board of Directors, the Chairman of the Board, if any and if present, shall preside. If he shall be absent, then the Vice Chairman shall preside, and in his absence, a Chairman chosen by the directors shall preside.

Section 6 - Quorum and Adjournments:

(a) At all meetings of the Board of Directors the presence of a majority of the entire Board shall be necessary and sufficient to constitute a quorum for the transaction of business, except as otherwise provided by law, by the Certificate of Incorporation, or by these By-laws.

(b) A majority of the directors present at the time and place of any regular or special meeting, although less than a quorum, may adjourn the same from time to time without notice.

Section 7 - Manner of Acting:

(a) At all meetings of the Board of Directors, each director present shall have one vote, irrespective of the number of shares of stock, if any, which he may hold.

(b) Except as otherwise provided by statute, by the Certificate of Incorporation, or by these By-laws, the action of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors.

Section 8 - Vacancies:

Any vacancy in the Board of Directors occurring by reason of an increase in the number of directors, or by reason of the death, resignation, disqualification, removal (unless a vacancy created by the removal of a director by the shareholders shall be filled by the shareholders at the meeting at which the removal was effected) or inability to act of any director, or otherwise, shall (except as otherwise required by the last sentence of Section 1(b) of this Article III) be filled for the unexpired portion of the term by a majority vote of the remaining directors, though less than a quorum, at any regular meeting or special meeting of the Board of Directors called for that purpose.

Section 9 - Resignation:

Any director may resign at any time by giving written notice to the Board of Directors, the President or the Secretary of the Corporation. Unless otherwise specified in such written notice, such resignation shall take effect upon receipt thereof by the Board of Directors or such officer, and the acceptance of such resignation shall not be necessary to make it effective.

Section 10 - Removal:

(a) Any director may be removed for cause by action of the Board.

(b) Any director may be removed from office by the shareholders only for cause and only upon the affirmative vote of the holders of outstanding shares having not less than seventy-five percent (75%) of the votes entitled to be cast in the election of directors.

Section 11 - Compensation:

Non-Employee Directors shall receive by resolution of the Board of Directors an annual fee in addition to a fixed sum for physical attendance, at each regular or special meeting of the Board and for membership on Board Committees; provided, however, that nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation, therefor Directors may also receive, from time to time, by resolution of the Board of Directors, equity based grants in recognition of their service as Board members. Employee Directors shall not receive any additional compensation for their services as directors.

Section 12 - Committees:

The Board of Directors, by resolution adopted by a majority of the entire Board, may from time to time designate from among its members an Executive Committee, an Audit Committee, a Compensation Committee, an Investment/Benefits Committee, a Nominating/Corporate Governance Committee, and such other committees, and alternate members thereof, as they may deem desirable, each Committee consisting of two or more members, with such powers and authority (to the extent permitted by law) as may be provided in such resolution and/or committee Charter approved by the Board. Each such committee shall serve at the pleasure of the Board.

Section 13 - Action by the Board:

(a) Any action required or permitted to be taken by the Board or any committee thereof may be taken without a meeting if all members of the Board or the committee consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consents thereto by the members of the Board or committee shall be filed with the minutes of the proceedings of the Board or committee.

(b) Any one or more members of the Board or any committee thereof may participate in the meeting of the Board or committee by means of a conference telephone or other communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

ARTICLE IV - OFFICERS

Section 1 - Number, Qualifications, Election and Term of Office:

(a) The officers of the Corporation shall consist of a President, a Secretary, a Treasurer, and such other officers, including a Chairman of the Board of Directors, and one or more Vice Presidents, as the Board of Directors may from time to time deem advisable. Any officer other than the Chairman of the Board of Directors may be, but is not required to be, a director of the Corporation. Any two or more offices, except the offices of the President and Secretary, may be held by the same person.

(b) The officers of the Corporation shall be elected by the Board of Directors at the regular annual meeting of the Board following the annual meeting of shareholders.

(c) Each officer shall hold office until the annual meeting of the Board of Directors next succeeding his election, and until his successor shall have been elected and qualified, or until his death, resignation or removal.

Section 2 - Resignation:

Any officer may resign at any time by giving written notice of such resignation to the Board of Directors, or to the President or the Secretary of the Corporation. Unless otherwise specified in such written notice, such resignation shall take effect upon receipt thereof by the Board of Directors or by such officer, and the acceptance of such resignation shall not be necessary to make it effective.

Section 3 - Removal:

Any officer may be removed, either with or without cause, and a successor elected by the Board at any time.

Section 4 - Vacancies:

A vacancy in any office by reason of death, resignation, inability to act, disqualification, or any other cause, may at any time be filled for the unexpired portion of the term by the Board of Directors.

Section 5 - Duties of Officers:

Officers of the Corporation shall, unless otherwise provided by the Board of Directors, each have such powers and duties as generally pertain to their respective offices as well as such powers and duties as may be set forth in these By-laws, or as may from time to time be specifically conferred or imposed by the Board of Directors.

Section 6 - Sureties and Bonds:

In case the Board of Directors shall so require, any officer, employee or agent of the Corporation shall execute to the Corporation a bond in such sum, and with such surety or sureties as the Board of Directors may direct, conditioned upon the faithful performance of his duties to the Corporation, including responsibility for negligence and for the accounting for all property, funds or securities of the Corporation which may come into his hands.

Section 7 - Shares of Other Corporations:

Whenever the Corporation is the holder of shares of any other corporation, any right or power of the Corporation as such shareholder (including the attendance, acting and voting at shareholders' meetings and execution of waivers, consents, proxies or other instruments) may be exercised on behalf of the Corporation by the President, Secretary, or such other person as the Board of Directors may authorize.

ARTICLE V - INDEMNIFICATION
OF DIRECTORS AND OFFICERS

Section 1. Right to Indemnification:

Any person who was, is, or is threatened to be made a party to any action or proceeding, whether civil or criminal (including an action by or in the right of this Corporation or any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which any Director or officer of this Corporation served in any capacity at the request of this Corporation), by reason of the fact that he, his testator or intestate, is or was a Director or officer of this Corporation, or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, shall be indemnified by this Corporation against all judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees actually and necessarily incurred in connection with the defense or appeal of any such action or proceeding, and against any other amounts, expenses and fees similarly incurred; provided that no indemnification shall be made to or on behalf of any Director or officer where indemnification is prohibited by applicable law. This right of indemnification shall include the right of a Director or officer to receive payment from this Corporation for expenses incurred in defending or appealing any such action or proceeding in advance of its final disposition; provided that the payment of expenses in advance of the final disposition of an action or proceeding shall be made only upon delivery to this Corporation of an undertaking by or on behalf of the Director or officer to repay all amounts so advanced if it should be determined ultimately that the Director or officer is not entitled to be indemnified. The preceding right of indemnification shall be a contract right enforceable by the Director or officer with respect to any claim, cause of action, action or proceeding accruing or arising while this by-law shall be in effect.

Section 2. Authorization of Indemnification:

Any indemnification provided for by Section 1 of this Article shall be authorized in any manner provided by applicable law or, in the absence of such law:

(a)
by the Board of Directors acting by a quorum of Directors who are not parties to such action or proceeding, upon a finding that there has been no judgment or other final adjudication adverse to the Director or officer which establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled, or

(b)	if a quorum under clause (a) is not obtainable,

(i)
by the Board upon the opinion in writing of independent legal counsel that indemnification is proper in the circumstances because there has been no such judgment or other final adjudication adverse to the Director or officer, or

(ii)	by the shareholders upon a finding that there has been no such judgment or other final adjudication adverse to the Director or officer.

Section 3. Right of Claimant to Bring Suit:

If a claim of indemnification is not paid in full by this Corporation within ninety days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall also be entitled to recover the expenses of prosecuting such claim.

Section 4. Non-Exclusivity of Rights:

The rights conferred on any person under this Article shall not be exclusive of any other right which may exist under any statute, provision of the Certificate of Incorporation, By-law, agreement, vote of shareholders or disinterested Directors, or otherwise.

Section 5. Insurance:

Subject to the laws of New York, this Corporation may maintain insurance, at its expense, to protect itself and any Director, officer, employee or agent of the Corporation against any expense, liability or loss of the general nature contemplated by this section, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the laws of New York.

Section 6. Severability:

It is the intent of this Corporation to indemnify its officers and Directors to the fullest extent authorized by the laws of New York as they now exist or may hereafter be amended. If any portion of this Article shall for any reason be held invalid or unenforceable by judicial decision or legislative amendment, the valid and enforceable provisions of this Article will continue to be given effect and shall be construed so as to provide the broadest indemnification permitted by law.

ARTICLE VI - SHARES OF STOCK

Section 1 - Certificate of Stock; Uncertificated Shares:

(a) The shares of stock of the Corporation may be represented by certificates or uncertificated, as provided by New York law. To the extent shares are represented by a certificate, the certificates shall be in such form as shall be adopted by the Board of Directors, and shall be numbered and registered in the order issued. They shall bear the holder’s name and the number of shares, and shall be signed by (i) the Chairman of the Board or the President or a Vice President, and (ii) the Secretary or Treasurer, or any Assistant Secretary or Assistant Treasurer, and may bear the corporate seal.

Shares of the Corporation’s stock may also be evidenced by registration in the holder’s name in uncertificated, book-entry form on the books of the Corporation. Within a reasonable time after the issuance or transfer of the uncertificated shares, to the extent required by applicable law, the Corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates representing the shares of stock. Except as otherwise expressly provided by law, the rights and obligations of the holders of shares represented by certificates and the rights and obligations of the holders of uncertificated shares shall be identical.

(b) No shares shall be issued until the full amount of consideration therefor has been paid, except as otherwise permitted by law.

(c) The Board of Directors may authorize the issuance of certificates, or the registration in the holder’s name in uncertificated, book-entry form, for fractions of a share which shall entitle the holder to exercise voting rights, receive dividends and participate in liquidating distributions, in proportion to the fractional holdings; or it may authorize the payment in cash of the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined; or it may authorize the issuance, subject to such conditions as may be permitted by law, of scrip in registered or bearer form over the signature of an officer or agent of the Corporation, exchangeable as therein provided for full shares, but such scrip shall not entitle the holder to any rights of a shareholder, except as therein provided.

Section 2 - Lost or Destroyed Certificates:

The holder of any certificate representing shares of the Corporation shall immediately notify the Corporation of any loss or destruction of the certificate representing the same. The Corporation may issue a substitute certificate or, at the request of the holder, substitute stock in uncertificated form, in the place of any certificate theretofore issued by it, alleged to have been lost or destroyed. On production of such evidence of loss or destruction as the Board of Directors in its discretion may require, the Board of Directors may, in its discretion, require the owner of the lost or destroyed certificate, or his legal representatives, to give the Corporation a bond in such sum as the Board may direct, and with such surety or sureties as may be satisfactory to the Board, to indemnify the Corporation against any claims, loss, liability or damage it may suffer on account of the issuance of the substitute certificate or book entry of the uncertificated shares. A substitute certificate, or as the case may be, book entry of uncertificated shares, may be issued without requiring any such evidence or bond when, in the judgment of the Board of Directors, it is proper so to do.

Section 3 - Transfers of Shares; Transfer and Registry Agents

(a) Transfers of shares of the Corporation represented by certificates shall be made on the share records of the Corporation only by the holder of record thereof, in person or by his duly authorized attorney-in-fact, upon surrender for cancellation of the certificate or certificates representing such shares, with an assignment or power of transfer endorsed thereon or delivered therewith, duly executed, with such proof of the authenticity of the signature and of authority to transfer and of payment of transfer taxes as the Corporation or its agents may require. Transfer of uncertificated shares shall be made on the books of the Corporation only by the record holder thereof, or by his duly authorized attorney-in-fact, upon presentation of proper evidence of authority to transfer in accordance with customary procedures for transferring shares in uncertificated form. Written notice of the transfer shall be given by the Corporation to the extent required by applicable law.

(b) The Corporation shall be entitled to treat the holder of record of any share or shares as the absolute owner thereof for all purposes and, accordingly, shall not be bound to recognize any legal, equitable or other claim to, or interest in, such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by law.

(c) The Board of Directors may, in its discretion, appoint responsible banks or trust companies or other qualified institutions as the Board may deem advisable, to act as transfer agents or registrars of the stock of the Corporation; and, upon such appointments being made, no stock certificates shall be valid until countersigned by one of such transfer agents and registered by one of such registrars and no issuance or transfer of any uncertificated shares shall be valid until book-entry thereof shall have been made on the records of such transfer agents or registrars.

Section 4 - Record Date:

The Board of Directors may fix, in advance, a date not exceeding sixty days, nor less than ten days, as the record date for the determination of shareholders entitled to receive notice of, or to vote at, any meeting of shareholders, or to consent to any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividends, or allotment of any rights, or for the purpose of any other action. If no record date is fixed, the record date for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given, or, if no notice is given, the day on which the meeting is held; the record date for determining shareholders for any other purpose shall be at the close of business on the day on which the resolution of the directors relating thereto is adopted. When a determination of shareholders of record entitled to notice of or to vote at any meeting of shareholders has been made as provided for herein, such determination shall apply to any adjournment thereof, unless the directors fix a new record date for the adjourned meeting.

Section 5 - Regulations:

The Board of Directors may make such additional rules and regulations as it may deem expedient, and not inconsistent with these By-laws, concerning the issue, transfer and registration of certificated and uncertificated shares of stock of the Corporation.

ARTICLE VII - DIVIDENDS

Subject to applicable law, dividends may be declared and paid out of any funds available therefor, as often, in such amounts, and at such time or times as the Board of Directors may determine.

ARTICLE VIII - FISCAL YEAR

The fiscal year of the Corporation shall be from July 1 through and inclusive of June 30 unless otherwise changes by the Board of Directors from time to time, subject to applicable law.

ARTICLE IX - CORPORATE SEAL

The corporate seal, if any, shall be in such form as shall be approved from time to time by the Board of Directors.

ARTICLE X - AMENDMENTS

Section 1 - By Shareholders:

All By-laws of the Corporation shall be subject to alteration or repeal, and new By-laws may be made, by a majority vote of the shareholders at the time entitled to vote in the election of directors; provided, however, that Article III, Sections 1(b) and 10(b) may only be amended, revised or repealed by the affirmative vote of the holders of outstanding shares having not less than seventy-five percent (75%) of the votes entitled to be cast in the election of directors.

Section 2 - By Directors:

The Board of Directors shall have power to make, adopt, alter, amend and repeal, from time to time, By-laws of the Corporation; provided, however, that the shareholders entitled to vote with respect thereto as in this Article X above-provided may alter, amend or repeal By-laws made by the Board of Directors, except that the Board of Directors shall have no power to change the quorum for meetings of shareholders or of the Board of Directors, or to change any provisions of the By-laws with respect to the removal of directors or the filling of vacancies in the Board resulting from the removal by the shareholders. If any By-law regulating an impending election of directors is adopted, amended or repealed by the Board of Directors, there shall be set forth in the notice of the next meeting of shareholders for the election of directors, the By-law so adopted, amended or repealed, together with a concise statement of the changes made.

ARTICLE XI - CONSTRUCTION

The masculine gender, where appearing in these By-laws, shall be deemed to include the feminine gender.

Dated: December 19, 2007